Appendix A

DEJOUR ENTERPRISES LTD.

2009 U.S. STOCK INCENTIVE PLAN (“Sub-plan”)

(As Amended on JANUARY 6, 2012)

Section 1.             Purpose.

This Sub-Plan is an appendix to and is part of the Canadian Plan. Any option granted under this Plan is also subject to the terms and conditions of the Canadian Plan. Unless otherwise explicitly provided in this Sub-Plan or an applicable Award Agreement, where there is a conflict between the terms and conditions of this Sub-Plan and the terms and conditions of the Canadian Plan, the terms and conditions of the Canadian Plan shall govern.

The purpose of this Sub-Plan is to promote the interests of Dejour Enterprises Ltd. (the “Company”) and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

Section 2.             Definitions.

As used in the Sub-Plan, the following terms shall have the meanings set forth below:

(a)          “Administrator” shall mean the Board or such director or other senior officer or employee of the Company or its Affiliate, as may be designated as Administrator by the Board or Committee from time to time.

(b)          “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(c)          “Award” shall mean any Option granted under the Sub-Plan.

(d)          “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Sub-Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Canadian Plan, the Sub-Plan and any other terms and conditions (not inconsistent with the Canadian Plan and the Sub-Plan) determined by the Committee.

(e)          “Board” shall mean the Board of Directors of the Company.

(f)          “Canadian Plan” shall mean the Dejour Enterprises Ltd. Stock Option Plan as adopted by the Board on November 3, 2009, as it may be amended from time to time.

(g)          “Change in Control” shall have the meaning ascribed to such term in an Award Agreement, or any other applicable employment, severance or change in control agreement between the Participant and the Company.

(h)          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)          “Committee” shall mean the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Sub-Plan. If the Company does not have a Compensation Committee, it will mean the majority of the independent directors. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Sub-Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Sub-Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(j)          “Company” shall mean Dejour Enterprises Ltd., a British Columbia corporation, or any successor corporation.

(k)          “Director” shall mean a member of the Board.

(l)          “Eligible Person” shall mean any employee, officer, consultant, independent contractor, advisor or non-employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person, provided that in any case an Eligible Person must also satisfy the criteria necessary to be a “Participant” (as defined in the Canadian Plan) and an Eligible Person must be a natural person who is resident in the United States, a United States citizen, or who is otherwise subject to United States tax law as determined by the Committee.

(m)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)          “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Sub-Plan shall be the “Market Price” (as defined in the Canadian Plan).

(o)          “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Sub-Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(p)          “Insider” means an “Insider” as defined in the TSX Policies.

(q)          “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Sub-Plan that is not intended to be an Incentive Stock Option.

(r)          “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s)          “Participant” or “Optionee” shall mean an Eligible Person designated to be granted an Award under the Sub-Plan.

(t)          “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(u)          “Sub-Plan” shall mean this Appendix A to the Canadian Plan, Dejour Enterprises Ltd. 2009 US Stock Incentive Plan, as amended from time to time.

(v)         “Qualifying Termination” shall have the meaning ascribed to it in any applicable Award Agreement, and, if not defined in any applicable Award Agreement, shall mean termination of employment under circumstances that, in the judgment of the Committee, warrant acceleration of the exercisability of Options . Without limiting the generality of the foregoing, a Qualifying Termination may apply to large scale terminations of employment relating to the disposition or divestiture of business or legal entities or similar circumstances.

(w)          “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(x)          “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(y)          “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(z)          “Shares” shall mean the common shares in the capital of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Sub-Plan.

(aa)         “Specified Employee” shall mean a specified employee as defined in Code Section 409A(a)(2)(B) or applicable proposed or final regulations under Code Section 409A.

(bb)         “TSX Policies” means the applicable policies included in the TSX Company Manual and “TSX Policy” means any one of them.

Section 3.             Administration.

(a)          Power and Authority of the Committee and Administrator. The Sub-Plan shall be administered by the Committee or an Administrator on the instructions of the Board or Committee. Subject to the express provisions of the Canadian Plan, the Sub-Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Sub-Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares, other securities, other Awards, other property and other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall comply with TSX Policies on any reprice, adjust or amend the exercise price of Options previously awarded to any Participant; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Sub-Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Sub-Plan and any instrument or agreement, including any Award Agreement, relating to the Sub-Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Sub-Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Sub-Plan. Unless otherwise expressly provided in the Sub-Plan, all designations, determinations, interpretations and other decisions under or with respect to the Sub-Plan or any Award or Award Agreement shall be within the sole discretion of the Committee or Administrator, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)          Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Sub-Plan, unless the exercise of such powers and duties by the Board would cause the Sub-Plan not to comply with the requirements of Section 162(m).

Section 4.             Shares Available for Awards.

(a)          Shares Available. Subject to adjustment as provided in Section 4(c) of the Sub-Plan, the aggregate number of Shares that may be issued under all Awards under the Sub-Plan shall be 12,800,000 minus such number of Shares as are issued under the Canadian Plan. Shares to be issued under the Sub-Plan may be authorized but unissued Shares or treasury shares . If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Sub-Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Sub-Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Sub-Plan.

(b)          Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Sub-Plan.

(c)          Adjustments. The adjustment provisions set forth in the Canadian Plan, specifically Article Six of the Canadian Plan, shall apply to the Options.

(d)          Award Limitations Under the Sub-Plan.

(i)          Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options or any other Award or Awards under the Sub-Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 5% of the total number of issued and outstanding Shares (subject to adjustment as provided in Section 4(c) of the Sub-Plan) in the aggregate in any 12 month period.

(ii)         Limitation on Awards Granted to Certain Persons. The number of Shares which may be issuable under the Sub-Plan and all of the Company’s other previously established or proposed share compensation arrangements, within a one-year period: (a) to any one Participant, shall not exceed 5% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis; (b) to Insiders as a group shall not exceed 10% of the total number of issued and outstanding Shares on the Grant Date on a non-diluted basis.

Section 5.             Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision. Further, notwithstanding the foregoing, Options and Stock Appreciation Rights shall not be granted to an Eligible Person providing direct services to an Affiliate unless the Company has a “controlling interest” in such Affiliate within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

Section 6.             Awards.

(a)          Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Sub-Plan as the Committee shall determine:

(i)          Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)         Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant and in no event will an Incentive Stock Option be exercisable after the expiration of ten years from the date such option is granted notwithstanding anything contained in sections 1.01(i) and 4.04 of the Plan arguably to the contrary. The option term of an Incentive Stock Option granted to an individual owning more than 10% of the total combined voting power of all classes of stock of the Corporation and related corporations as described in Treas. Reg. 1.422-2(f) shall not be longer than 5 years from the date of grant and, notwithstanding anything in the Plan arguably to the contrary, in no event will such an option be exercisable after the expiration of 5 years from the date such option is granted.

(iii)        Time and Method of Exercise. The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan.

Option Exercise is settled in Canadian dollar by certified cheque or wire transfer. Nevertheless, the Committee or Administrator shall have discretion to determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, foreign currency, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

If the Participant’s cheque is not honoured by the financial institution, the Company has the right to collect the payment from the Participant and has the right to cancel the Shares issued upon exercise. The Company can charge an administration fee of $35.00 for any dishonoured cheque.

(b)          General.

(i)          Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)         Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)        Forms of Payment under Awards. Subject to the terms of the Sub-Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iv)        Term of Awards. The term of each Award shall be for a period not longer than 10 years from the date of grant.

(v)         Limits on Transfer of Awards. Except as otherwise provided in this Section 6(b)(v), no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Sub-Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)        Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Sub-Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Sub-Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii)       Section 409A Provisions. Notwithstanding anything in the Sub-Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Sub-Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is 6 months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.             Amendment and Termination; Corrections.

(a)          Amendments to the Sub-Plan. The Board may amend, alter, suspend, discontinue or terminate the Sub-Plan at any time without the approval of the stockholders of the Company; provided, however, that, notwithstanding any other provision of the Sub-Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Sub-Plan that:

(i)          requires stockholder approval under the applicable rules or regulations of the Securities and Exchange Commission, the American Stock Exchange, TSX Policies or any other securities exchange that are applicable to the Company;

(ii)         increases the number of shares authorized under the Sub-Plan as specified in Section 4(a) of the Sub-Plan;

(iii)        increases the number of shares subject to the limitations contained in Sections 4(d)(i), (iii) and (iv) of the Sub-Plan or the dollar amount subject to the limitation contained in Section 4(d)(ii) of the Sub-Plan;

(iv)        reduce the exercise price of Options to Insider, unless such repricing does not required stockholders approval according to TSX Policies;

(v)         permits the award of Options at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right; and

(vi)        would cause Section 162(m) to become unavailable with respect to the Sub-Plan.

(b)          Amendments to Awards. Subject to the provisions of the Sub-Plan, the Committee or Administrator may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Sub-Plan, the Committee or Administrator may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Sub-Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Sub-Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Sub-Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c)          Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Sub-Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Sub-Plan.

Section 8.             Income Tax Withholding.

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.             General Provisions.

(a)          No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Sub-Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Sub-Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)          Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c)          No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d)          No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Sub-Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(e)          No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Sub-Plan or any Award, unless otherwise expressly provided in the Sub-Plan or in any Award Agreement.

(f)          Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Sub-Plan or any Award, and any rules and regulations relating to the Sub-Plan or any Award.

(g)          Severability. If any provision of the Sub-Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Sub-Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Sub-Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Sub-Plan or any such Award shall remain in full force and effect.

(h)          No Trust or Fund Created. Neither the Sub-Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)          No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Sub-Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(j)          Headings. Headings are given to the Sections and subsections of the Sub-Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Sub-Plan or any provision thereof.

Section 10.            Effective Date of the Sub-Plan; Effect on Prior Sub-Plan.

The Sub-Plan shall be subject to approval by the stockholders of the Company at the first annual meeting of stockholders of the Company to be held after January 6, 2012 and the Sub-Plan shall be effective as of the date of such stockholder approval. In addition, the increase in the number of Shares from 9,579,104 to 12,800,000 that may be issued under the Sub-Plan shall be subject to approval by the stockholders of the Company and such increase under the Sub-Plan shall be effective as of the date of such stockholder approval.

Section 11.           Term of the Sub-Plan.

The Sub-Plan shall terminate at midnight on January 5, 2022, unless terminated before then by the Board. Awards may be granted under the Sub-Plan until the Sub-Plan terminates or until all Shares available for Awards under the Sub-Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Sub-Plan. As long as any Awards are outstanding under the Sub-Plan, the terms of the Sub-Plan shall govern such Awards.

Adopted by Board and shareholders on December 17, 2009 and amended by Board on January 6, 2012.